Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Amendment No. 3 to Registration Statement No. 333-142060 of our report dated February 26, 2007 (July 11, 2007 as to the effect of the retrospective application of a new accounting standard as discussed in Note 18), relating to the consolidated financial statements of Vulcan Materials Company and its subsidiary companies (the “Company”) (which report expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph referring to the Company’s adoption of SFAS 123(R), “Share-Based Payment;” SFAS 158, “Employer’s Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R);” and EITF Issue No. 04-6, “Accounting for Stripping Costs Incurred during Production in the Mining Industry,” and an explanatory paragraph referring to the Company’s retrospective application of FSP AUG AIR-1, “Accounting for Planned Major Maintenance Activities”); and our report dated February 26, 2007, relating to management’s report on the effectiveness of internal control over financial reporting (which report (1) expresses an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting and (2) expresses an unqualified opinion on the effectiveness of internal control over financial reporting) appearing in the Current Report on Form 8-K dated July 12, 2007; and our report dated February 26, 2007, relating to the financial statement schedule of the Company (which report expresses an unqualified opinion on the financial statement schedule) appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2006 appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement.
We also consent to the reference to us under the heading “Experts” in such Proxy Statement/Prospectus.
/s/DELOITTE & TOUCHE LLP
Birmingham, Alabama
July 11, 2007